UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2015

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

Incorporation)

001-35518	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01              Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

The Board of Directors of Supernus Pharmaceuticals, Inc. (the “Company”) recently completed a competitive process to determine which audit firm would serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. As a result of that process, on October 12, 2015, the Company notified Ernst & Young LLP of its dismissal as the Company’s independent registered public accounting firm effective as of that date. The decision to change independent registered public accounting firms was approved by the Company’s Audit Committee and ratified by its Board of Directors.

Ernst & Young LLP’s reports on the consolidated financial statements of the Company for the fiscal years ended December 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2014 and 2013, and the subsequent interim period through October 12, 2015, the date of Ernst & Young LLP’s dismissal, there were no: (1) disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference in connection with its opinion to the subject matter of the disagreement, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Ernst & Young LLP’s letter to the U.S. Securities and Exchange Commission stating its agreement with the statements in these paragraphs is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

On October 12, 2015, the Company selected KPMG LLP as its new independent registered public accounting firm. The decision to engage KPMG LLP as the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee and ratified by its Board of Directors. During the years ended December 31, 2014 and 2013, and through October 12, 2015, the date of the Company’s decision to engage KPMG LLP, the Company nor anyone acting on its behalf consulted with KPMG LLP regarding (1) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement with Ernst & Young LLP on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference to the matter in their report, or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K of the Commission’s rules and regulations.

Item 8.01              Other Events.

On October 9, 2015, the United States District Court for the District of New Jersey issued an order denying motion for summary judgment filed by Actavis Inc., Actavis Laboratories FL, Inc., Actavis Pharma, Inc., Watson Laboratories, Inc. and ANDA, Inc. in Civil Act Nos. 13-4740 and 14-1981 concerning U.S. Patent Nos. 7,722,898, 7,910,131 and 8,617,600 held by Supernus Pharmaceuticals, Inc. and protecting Oxtellar XR®, its novel once-daily extended-release oxcarbazepine product.  On October 7, 2015, the Court held a Markman hearing in Civil Action Nos. 15-369 and 15-2499.  The Court further ordered Civil Action Nos. 13-4740 and 14-1981 to be consolidated for all purposes.  We anticipate that the trial for Civil Action Nos. 13-4740 and 14-1981, which concern U.S. Patent Nos. 7,722,898, 7,910,131 and 8,617,600, asserted against the Actavis defendants will commence on November 18, 2015.  Supernus is prepared to continue vigorously litigating these cases to enforce its intellectual property rights for Oxtellar XR®.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibit

The following document is furnished as an Exhibit pursuant to Item 4.01 hereof:

Exhibit 16.1 — Letter from Ernst & Young LLP to the Securities and Exchange Commission dated October 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: October 15, 2015	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer

EXHIBIT INDEX

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibit

The following document is filed as an Exhibit pursuant to Item 4.01 hereof:

Exhibit 16.1 — Letter from Ernst & Young LLP to the Securities and Exchange Commission dated October 15, 2015.